EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF MASSIVE DYNAMICS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Massive Dynamics, Inc. for the quarter ended June 30, 2013, the undersigned, Oscar Hines, President and CEO of Massive Dynamics, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of Massive Dynamics, Inc.

Date: August 22, 2013	/s/ Jonathan Jay Howard
Jonathan Jay Howard
Chief Executive Officer and Chief Financial Officer